UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2017

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 28, 2017, CIM Urban REIT 211 Main St. (SF), LP, an indirect, wholly-owned subsidiary of CIM Commercial Trust Corporation (the “Company”), completed the previously announced sale of an office building located at 211 Main Street (“211 Main”) in San Francisco, California, to BPP 211 Main Owner LLC.  The sales price is approximately $293 million, subject to adjustment in accordance with the terms of the Purchase and Sale Agreement.

Item 9.01 Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The following pro forma financial information (unaudited) of the Company, and the related notes thereto, after giving effect to the sale of 211 Main, are furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference:

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2016

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2016.

(d)           Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of February 10, 2017, between CIM Urban REIT 211 Main St. (SF), LP, and BPP 211 Main Owner LLC

99.1	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations as of and for the Year Ended December 31, 2016, including the notes thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      March 31, 2017

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ David Thompson
David Thompson,
Chief Financial Officer

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